EXHIBIT 99.1

ERHC Energy Inc. Announces Final Extension of Rights Offering

HOUSTON, February 28, 2013 – ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa, today announced its decision to further extend its previously announced rights offering to 5:00 p.m., Central time, on Friday, March 15, 2013. The extension is necessary to enable clearance of funds on commitments received up to and including today.

There can be no further extension beyond March 15, 2013, under the terms of the rights offering.

Stockholders who have not exercised their rights may still do so within the final extension period. Those stockholders whose shares are held in street name through a brokerage account, bank or other nominee, will need to provide investment instructions to the nominees not later than 5:00 p.m., Central time, on Tuesday, March 12, 2013.

All holders of ERHC common stock as of December 17, 2012, received one non-transferable subscription right for every three shares of the Company’s common stock then owned. Each subscription right entitles the holder to purchase one share of common stock at a purchase price of $0.075 per full share. The rights offering also includes an over-subscription privilege. Shareholders who have not already done so can still exercise their rights during this final extension period.

Please review the Prospectus Supplement filed with the SEC on December 27, 2012 relating to the rights offering for a complete description of all of the terms of the rights offering. Other than the extension of the expiration date of the rights offering, all of the terms described in the Prospectus Supplement remain the same and apply during the extended period of the offering.

Questions about the rights offering may be directed to the subscription agent, Corporate Stock Transfer, 303-282-4800 begin_of_the_skype_highlighting 303-282-4800 FREE end_of_the_skype_highlighting, or to Dan Keeney, ERHC Investor Relations, 214-432-7556 begin_of_the_skype_highlighting  214-432-7556 FREE end_of_the_skype_highlighting, or e-mail dan@dpkpr.com. A copy of the Prospectus Supplement may be obtained from the subscription agent, Corporate Stock Transfer, Inc. (Attn: Operations Department), 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future shareholders’ meetings as well as other matters that are not historical facts or information. Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.